Exhibit 10.3

                               FIRST AMENDMENT TO
                        ASSET PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (this "First Amendment") is entered into this 31st day of October, 2002, by and among:

     A. Koch Pipeline Company, L.P., a Delaware limited partnership, with its principal place of business at 4111 East 37th Street North, Wichita, Kansas 67220 ("KPL");

     B. Koch Fertilizer Storage and Terminal Company, a Nebraska corporation, with its principal place of business at 4111 East 37th Street North, Wichita, Kansas 67220 ("KFS&T") (KLP and KFS&T are hereinafter collectively referred to as "Seller"); and

     C. Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership, with its principal place of business at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080 ("Buyer").

     WHEREAS, Seller and Buyer entered into that certain Asset Purchase and Sale Agreement dated September 17, 2002 (the "Agreement"); and

     WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and obligations set forth herein, Seller and Buyer do hereby covenant and agree as follows:

          1. Defined Terms. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement.

          2. Revision to Section 9.01 of the  Agreement.  The first  sentence of
     Section 9.01 shall be amended to read as follows: "9.01 Time and Place. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Seller in Wichita, Kansas, beginning at 8:00 a.m., central time, on October 31, 2002 The Closing shall be effective as of 12:01 a.m. central time on November 1, 2002, except for the conveyance and transfer of the Net Inventory, which shall be effective as of 8:00 a.m. central time on November 1, 2002 (the "Effective Time")."

          3. Amended Exhibits and Schedules to the Agreement.

               (a) Existing pages 19, 20 and 22 (of 42) of Exhibit B (Real Property) shall be amended to replace them with the revised pages 19 and 20, attached hereto as Attachment A.

               (b) The existing site diagrams for Crawfordsville, Indiana and Marshalltown, Iowa, attached to Exhibit A (Facilities) and Exhibit J (Bill of Sale), and as also cross referenced in Exhibit M (Additional Excluded Assets), shall be amended to replace them with the revised Site Diagrams attached hereto as Attachment B (Crawfordsville) and Attachment C (Marshalltown).

               (c)  Exhibit  A (List of  Assets)  of  Exhibit J (Form of Bill of
          Sale) is amended to add a new section XI as follows: "XI. Camp Houses. Two camp houses and all fixtures and appurtenances thereto situated near Bodie's Boat Landing on the right descending bank of Little River on the Pollock Lateral located on a parcel of land in Sections 38 and 13, T 7-1 East of Grant Parish, Louisiana referred in:

          | a certain deed (Bill of Sale) dated April 8, 1976, passed before B.E. Montgomery, Notary Public; and,

          |    a certain Act of Partition in Reg. No. 116647, Bk 334, page 528.

          Notwithstanding the provisions of Section 4.01(q) of the Agreement, Seller specifically disclaims any warranty of title with respect to the camp house described in the previous sentence and Seller only conveys whatever interest it has in such House."

               (d) Exhibits A, J and M shall be amended to add the following asset to Exhibit M (Additional Excluded Assets) and to delete it from Exhibit A (List of Assets) and Exhibit J (Form of Bill of Sale): | In Section C (Tractors) of Vehicles and Other Rolling Stock: Unit #11326 1982 Case Model 1190 VIN#11034092

               (e) Exhibits A and J shall be amended to add one additional Level A Suit and SCBA unit at the Trilla, Illinois Facility as follows: | In Section Q, (Trilla, Illinois Facility (delivery facility)), it shall be modified to state: "Two (2) Level A Suits and SCBAs".

               (f) Exhibit B (Real Property) attached to the Agreement shall be amended to add the items stated in Exhibit B-1.

               (g) Exhibit D (Property Rights) attached to the Agreement shall be amended to add the items stated in Exhibit D-1.

               (h) Exhibit E (Permits) attached to the Agreement shall be amended to add the items stated in Exhibit E-1.

               (i) Exhibit O is amended and replaced in its entirety as set forth in the "Revised Exhibit O", attached hereto.

               (j) Shedule 4.01(m) is amended and replaced in its entirety as set forth in the "Revised Schedule 4.01(m)", attached hereto.

               (k) Schedules 4.01(o)(i)(A) and 13.01 shall be amended to add the following employee to Schedule 13.01 (Employees) and to delete him from Schedule 4.01(o)(i)(A) (Exceptions to Employees):

              ------------------------------ ------------------------------- ----------------------- -----------
              Name                           Location                        Role                    Hire Date
              ------------------------------ ------------------------------- ----------------------- -----------
              ------------------------------ ------------------------------- ----------------------- -----------
              Gary Koegeboehm                Hermann                         Eng. Mgr.                1/14/91
              ------------------------------ ------------------------------- ----------------------- -----------

     4. Revision to Article X of the Agreement. New Section 10.09 shall be added to the Agreement as follows:

     "10.09 Seller's Indemnity for Development of Telecon Easement Rights. After the Effective Time, and to the fullest extent permitted by law, but subject to the other provisions of this Article X, and except to the extent of the negligence, gross negligence or wilful misconduct of any of the Buyer Indemnitees, KPL and KFS&T will jointly and severally Indemnify the Buyer Indemnitees from and against any and all Liabilities/Claims arising from or in connection with or relating to (i) the fiber optic rights existing on some or all of the Assets pursuant to the agreements by and between KPL, Sea Breeze Communications Company and PF.Net Corp, now known as Velocita Corp., (ii) any exercise of those rights or (iii) the installation, operation, or maintenance of any fiber optics cables or similar or related assets in connection with such rights (collectively, the "Fiber Optics Issues")."

     5.Clarification of Thresholds, Monetary Cap and Survival. It is hereby acknowledged and agreed by the Parties that the new Section 10.09 of the Agreement, as added above, is subject to the Monetary Cap set forth in Section
10.04 of the Agreement and is subject to the two (2) year survival of indemnifications set forth in Section 10.05(b) of the Agreement, but is not subject to the Threshold set forth in Section 10.04.

     6. Survey and Granting of Metes and Bounds Easements on Seller and Koch Nitrogen Company Owned Real Property. As soon as practicable after the Closing Date, but in any event within one hundred eighty (180) days after the Closing Date, Buyer may construct, for use in connection with the Facilities and on real property owned by Seller or Koch Nitrogen Company ("KNC"), such control buildings and related facilities as are reasonably necessary in connection with Buyer's operation of the Facilities (the "New Construction"). Seller hereby grants to Buyer, and agrees to cause KNC to grant to Buyer, the right for Buyer and its affiliates and subcontractors and vendors to enter onto Seller's and KNC's real property and to construct such buildings and facilities at such locations as are approved by Seller and Buyer, such approval not to be unreasonably withheld, conditioned or delayed. Within one hundred eighty (180) days following the Closing Date or ninety (90) days after completion of the New Construction, whichever is later, Seller shall, at its cost, cause a survey of the New Construction and the Facilities conveyed to Buyer under the Agreement which are located on real property owned by Seller or KNC and shall grant, or cause KNC to grant, a metes and bounds easement suitable for recording for such Facilities and New Construction substantially in the form of Exhibit O. Buyer will exercise its rights hereunder in such a manner so as to not unreasonably interfere with Seller's or KNC's operations. If and to the extent an easement is granted pursuant to the terms of this Section 6 and another easement currently exists for all or a portion of the said property, the Parties will cause a termination and release of the then existing easement therefor.

     Buyer agrees that its ingress and egress pursuant to this Section 6 shall be only upon prior notice to Seller (verbal or written), and shall not unreasonably interfere with Seller's or KNC's ongoing operations. Upon obtaining Seller's prior consent (which shall not be unreasonably withheld, conditioned or delayed), Buyer may also use as temporary working space such parts of Seller's and KNC's real property as are reasonably necessary to conduct Buyer's activities in connection with the New Construction, provided such land is not occupied by substantial improvements. Additionally, all of Buyer's ingress and egress to, and any operations on, Seller's and KNC's real property shall be conducted in compliance with all of Seller's and KNC's safety procedures, rules and regulations in effect at the property location from time to time, which shall include site safety training and access restriction procedures as are normally required by Seller or KNC of third party invitees. Provided, however, that Seller will provide, and will cause KNC to provide, Buyer immediate access upon verbal notice when conditions with respect to the New Construction are threatening or causing harm to persons or property or a release of any deleterious or harmful substances into the environment. Buyer further agrees that the New Construction shall be designed, constructed, tested and operated in accordance with applicable safety rules and regulations published by federal and/or state regulatory agencies having jurisdiction. If no such government safety rules apply, then applicable industry standards and practices shall be complied with.

     Buyer agrees to Indemnify Seller and KNC, their related companies and affiliates, and their officers, directors, employees and agents (collectively referred to hereinafter as "Indemnitees") from and against any and all Liabilities/Claims for damage to property or the environment or injury to or death of Persons to the extent such Liabilities/Claims result from, grow out of, or arise in connection with, the exercise by Buyer of any of the rights granted under this Section 6, except to the extent that such Liabilities/Claims result from Indemnitees' negligence, gross negligence or willful misconduct. Notwithstanding the foregoing, Buyer further agrees to Indemnify Indemnitees from and against any and all Liabilities/Claims relating to personal injuries or death suffered by Buyer or its contractors, or the employees or agents of any of them, during the course of performing activities hereunder, regardless of whether such Liabilities/Claims are caused by or arise out of Indemnitees' negligence as relating to either the physical conditions of the work site or any failure to warn about any such physical conditions, but excluding Claims to the extent caused by any other type of Indemnitees' negligence, gross negligence or willful misconduct.

     Buyer agrees that, after commencing construction relating to the New Construction or any portion thereof, Buyer will pursue the work diligently to effect prompt completion of the New Construction, and following the construction will restore the surface of the land affected by the New Construction, as nearly as is practicable, to the condition in which it existed prior to construction.

     7. Trailer Replacement. A certain non-titled 1993 16' tandem axle trailer (VIN 11YUC1926PT001285), listed on both Exhibit A (Facilities) and Exhibit J (Form of Bill of Sale) was replaced in the ordinary course of business with a 2002 HH, Model HD252, Trailer (VIN # 4J6HD25262B038966), which is a titled vehicle. Therefore, this 1993 trailer is deleted from Exhibits A and J and the replacement 2002 trailer is hereby added to Exhibit A, and title thereto shall be conveyed to Buyer by delivery of the original title thereto pursuant to
Section 9.01(a)(v) of the Agreement.

     8. Marshalltown, Iowa Building. New Section 3.02(b)(vii) shall be added to the Agreement as follows:


     "(vii) An amount equal to $60,000.00, which is the mutually agreed upon approximation of one-half (1/2) of the costs that Buyer and Seller expect Buyer will incur for the construction of a new 30' x 64' post frame office/shop building on the Real Property which is conveyed to Buyer under the Agreement at Marshalltown, Iowa. The Parties agree that this downward adjustment to the Purchase price shall be the sole and exclusive consideration due to Buyer for the matters addressed in this Section 3.02(b)(vii)."

     9. (a) The term "Closing" is changed to "Effective Time" in the following Sections of the Agreement: 2.01, 3.02(b)(iii), 4.01(x), 7.01, 7.02(a), 7.02(b), 8.08, 9.02(a), 9.02(b), 9.03(a), 10.03(b), 10.03(d),
     14.06 and 14.10(a).

          (b) The term "Closing Date" is changed to "Effective Time" in the following Sections of the Agreement : 9.02(a), 9.02(j), 9.03(a) and 9.03(b).

          (c) The term "at Closing" in Section 3.01(a) of the Agreement is changed to "on November 1, 2002".


     10. Lis Pendens. Seller covenants and agrees that it will use its best efforts to remove, promptly after Closing and to Buyer's reasonable satisfaction, the existing lis pendens with respect to the Trilla Pump Station and the Pana Pump Station as described in item 3 of the Buyer's title defect letter to Seller dated September 24, 2002 (which was sent by Fulbright & Jaworski L.L.P., Buyer's counsel)(collectively, the "Lis Pendens"). Seller shall Indemnify the Buyer Indemnitees from and against any and all Liabilities/Claims arising from or relating to the Lis Pendens or any enforcement thereof or collections with respect thereto. This Indemnity obligation is not subject to the Threshold or the Monetary Cap, and shall survive Closing without limitation as to time or amount.

     11. Non-Recorded Property Right at IMC-Agrico, Taft, LA. The Parties acknowledge that there is a non-recorded Property Right in the amount of 812 rods across the property of IMC-Agrico at Taft LA, and have made a downward adjustment to the Purchase Price in the amount of $64,960.00 ($80.00 x 812 rods) pursuant to Section 3.02(b)(v) of the Agreement. Buyer agrees that this downward adjustment to the Purchase Price shall be the sole and exclusive consideration due to Buyer for this matter. However, if, following Closing, Seller provides Buyer with a Property Right suitable for recording with respect thereto, Buyer shall promptly reimburse said amount.

     12. Ratification of Agreement. Except as expressly provided herein to the contrary, the terms, covenants, and conditions of the Agreement shall remain in full force and effect without modification or amendment, and the Parties hereto ratify and reaffirm the same in its entirety.

     13. Miscellaneous. The foregoing Recitals are incorporated herein by reference and are made a part hereof. The provisions of this First Amendment were negotiated and shall be deemed to have been drafted by the Parties hereto. This First Amendment shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the conflicts of laws principles. If the terms of the Agreement conflict or are inconsistent with those of this First Amendment, the terms of this First Amendment shall govern.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.


     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this First Amendment as of the date first set forth above.

"Seller"                                                               "Seller"


Koch Pipeline Company, L.P.                           Koch Fertilizer Storage and Terminal Company
By:    Koch Pipeline Company, LLC,
         Its General Partner

By:                                                      By:
   ----------------------------                             ---------------------------------
      Pat McCann                                                  Jeffrey F. Wilson
      President                                                     Vice President

"Buyer"

Kaneb Pipe Line Operating Partnership, L.P.
By:    Kaneb Pipe Line Company, LLC,
         Its General Partner


By:
   ----------------------------
        Jimmy L. Harrison
        President

Signature page to that certain First Amendment to the Asset Purchase and Sale Agreement by and among Koch Pipeline Company, L.P. and Koch Fertilizer Storage and Terminal Company (together, "Seller") and Kaneb Pipe Line Operating Partnership, L.P. ("Buyer").